UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2014

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2014, Vapor Corp. (the “Company”) and its newly formed wholly-owned subsidiary IVGI Acquisition, Inc., a Delaware corporation (the “Buyer”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with International Vapor Group, Inc., a Delaware corporation (“International Vapor”), certain of International Vapor’s subsidiaries (together with International Vapor, the “Sellers”) and the owners of International Vapor (the “Owners”), pursuant to which the Buyer will purchase the Sellers’ Business (as defined below) by acquiring substantially all of the Sellers’ assets and assuming certain of the Sellers’ liabilities in an asset purchase transaction (the “Transaction”).

The Sellers are engaged in the business of (i) owning certain electronic cigarette and vaporizer brands, including South Beach Smoke®, EverSmoke® and Vapor Zone® and related products and accessories, as well as any other electronic cigarette and vaporizer brands and related products and accessories commercially available and under development by the Sellers (collectively, the “E-Cig Products”), (ii) online sales of the E-Cig Products (the “Online Operations”), (iii) wholesale distribution of the E-Cig Products (the “Wholesale Operations”) and (iv) retail sales of the E-Cig Products (the “Retail Operations” and together with the E-Cig Products, the Online Operations and the Wholesale Operations, the “Business”).

Under the terms of the Purchase Agreement, the “Purchase Price” will be the sum of (x) $20,800,000 (the “Fixed Purchase Price”) plus (y) an earn-out aggregating up to a maximum of $29,200,000 (the “Earn-Out”).

Upon consummation of the Transaction (the “Closing”), the Company will, through the Buyer, pay the Fixed Purchase Price as follows: (i) $1.7 million in cash less any estimated net working capital shortfall of the Sellers and (ii) $19.1 million in 3,300,501 newly issued unregistered shares of the Company’s common stock (the “Fixed Shares”, which number of shares represents the quotient of the $19.1 million divided by $5.787 per share (the 30-trading day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board preceding May 14, 2014, the date of the Purchase Agreement)).

At Closing, 345,602 shares of the Fixed Shares with a value of $2 million will be deposited into escrow with a mutually acceptable escrow agent and will remain in escrow for a period of 27 months following Closing as a non-exclusive source to secure the Sellers’ and the Owners’ indemnification obligations under the Purchase Agreement.

Payments of the Earn-Out are contingent and based upon the post-Closing performance of the Wholesale Operations, the Online Operations and the Retail Operations. Earn-Out payments are limited to $29,200,000 in the aggregate and will be determined as follows:

•	Wholesale Operations. An amount equal to 200% of the audited revenues generated from the Wholesale Operations for the twelve (12) beginning on the first day of the month following the month in which the Closing Date occurs (the “Earn-Out Start Date”);

•	Online Operations. An amount equal to 100% of the amount by which the aggregate audited revenues generated from the Online Operations and the online sales of the Company and its Affiliates (other than the Online Operations for the twelve (12) full calendar month period beginning on the Earn-Out Start Date) exceed the aggregate audited revenues generated by the Online Operations and the online sales of the Company for the calendar year ended December 31, 2013 subject to certain exclusions; and

•	Retail Operations. $50,000 for each Retail Store that is opened by the Company or any of its Affiliates directly, or by franchisees of any of the foregoing, during the twenty four (24) months following the Earn-Out Start Date (the “Measurement Period”) so long as at least 75% of such Retail Stores that are opened during the Measurement Period generate positive cash flow for any three (3) months within any consecutive six (6) month period after being opened during the later of the Measurement Period or the twelve (12) full calendar months after expiration of the Measurement Period subject to certain exclusions.

Payments of the Earn-Out if and when earned will be paid by the Company, through the Buyer, with newly issued unregistered shares of the Company’s common stock (the number of which will be equal to the quotient of an Earn-Out payment divided by $5.787 per share) (the “Earn-Out Shares”).

The Buyer and the principal Owners Nicolas Molina and David Epstein have entered into Employment Agreements (the “Employment Agreements”), which will become effective at Closing, pursuant to which Messrs. Molina and Epstein will join the management team responsible for the Business. Pursuant to their respective Employment Agreements, Mr. Molina will serve as Senior Vice President of Retail & eCommerce and Mr. Epstein will serve as Vice President of Wholesale.

The Purchase Agreement generally contains customary representations, warranties, covenants and agreements of the parties. The Company’s and Buyer’s obligations and the Sellers’ and Owners’ obligations to consummate the Transaction are subject to certain conditions, including (i) the accuracy of the representations and warranties of the other parties; (ii) performance in all material respects by the other parties of their pre-Closing covenants and agreements; and (iii) that there has been no “Buyer/Parent Material Adverse Effect” or “Seller/Owner Material Adverse Effect” (as such terms are defined in the Purchase Agreement), as applicable, of the other parties.

In addition, consummation of the Transaction is conditioned upon the Company obtaining stockholder approval for issuance of the Fixed Shares and the Earn-Out Shares.

The Company expects to consummate the Transaction as soon as possible but not later than July 31, 2014.

Each of the Company and the Buyer and International Vapor and the Owners (severally, but not jointly, and ratably) have post-Closing indemnity obligations under the Purchase Agreement for breaches of their representations and warranties as well as their pre- and post-Closing covenants and agreements which are subject to specified caps, baskets, limits and survival periods depending on the nature of an indemnity claim. These indemnity obligations are the sole and exclusive remedy and recourse of the parties subject to limited exceptions for fraud and specific performance.

The Purchase Agreement is terminable by either the Company or International Vapor if the Transaction is not consummated by July 31, 2014 due to no fault of the terminating party.

If the Purchase Agreement is terminated by International Vapor because the Company has willfully and intentionally breached the Purchase Agreement, which includes the failure of the Company’s stockholders to approve the issuance of the Fixed Shares and the Earn-Out Shares, then the Company is required to pay International Vapor a $500,000 break-up fee in cash within two (2) business days following the date of termination of the Purchase Agreement. International Vapor is equally required to pay the Company a $500,000 break-up fee in cash if the Company terminates the Purchase Agreement because the Sellers or the Owners have willfully and intentionally breached the Purchase Agreement.

If the Purchase Agreement is terminated by either International Vapor or the Company because the non-terminating party breached the Purchase Agreement and such breach was unintentional then the non-terminating party is required to reimburse the terminating party for all out-of-pocket fees and expenses incurred by the terminating party up to a maximum of $300,000.

At the Closing, the Company is required to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with International Vapor and the Owners, pursuant to which the Company will be required to file one or more shelf registration statements with the Securities and Exchange Commission registering for resale by International Vapor and the Owners the Fixed Shares and the Earn-Out Shares.

The foregoing description of the Purchase Agreement, the Employment Agreements and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Employment Agreements and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Report and incorporated herein by reference.

On May 15, 2014, the Company issued a press release announcing the Transaction, a copy of which is filed herewith as Exhibit 99.1.

Item 2.02.	Results of Operations and Financial Condition.

On May 15, 2014, the Company announced its financial and operating results for the quarter ended March 31, 2014 in the press release furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information in this Report, including Exhibit 99.2, is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 3.02.	Unregistered Sale of Securities.

The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

The sale of securities reported in Item 1.01 above was made in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D as promulgated under the Securities Act for transactions by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement dated May 14, 2014 by and among Vapor Corp., IVGI Acquisition, Inc., International Vapor Group, Inc., certain subsidiaries of International Vapor Group, Inc. and the owners of International Vapor Group, Inc.

10.2	Employment Agreement dated May 14, 2014 by and between IVGI Acquisition, Inc. and Nicolas Molina

10.3	Employment Agreement dated May 14, 2014 by and between IVGI Acquisition, Inc. and David Epstein

10.4	Form of Registration Rights Agreement

99.1	Press Release of Vapor Corp. dated May 15, 2014

99.2	Press Release of Vapor Corp. dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP. (Registrant)

	By:	/s/ Harlan Press
Harlan Press
Date: May 15, 2014		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement dated May 14, 2014 by and among Vapor Corp., IVGI Acquisition, Inc., International Vapor Group, Inc., certain subsidiaries of International Vapor Group, Inc. and the owners of International Vapor Group, Inc.

10.2	Employment Agreement dated May 14, 2014 by and between IVGI Acquisition, Inc. and Nicolas Molina

10.3	Employment Agreement dated May 14, 2014 by and between IVGI Acquisition, Inc. and David Epstein

10.4	Form of Registration Rights Agreement

99.1	Press Release of Vapor Corp. dated May 15, 2014

99.2	Press Release of Vapor Corp. dated May 15, 2014